SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 29, 2009

Skinvisible, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-25911	88-0344219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6320 South Sandhill Road Suite 10, Las Vegas, NV	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  702-433-7154

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement.

On January 29, 2009, we entered into an employment agreement (the “Employment Agreement”) with Mr. Terry Howlett to serve as our President and Chief Executive Officer.  The Employment Agreement replaced the former employment agreement we had with Mr. Howlett that terminated on December 31, 2008.  Under the new Employment Agreement, we agreed to compensate Mr. Howlett as follows:

▪	Gross salary of $160,000 per year;
▪	Bonuses based on a percentages of license fees, royalty fees, and financings;
▪	Paid vacation or the election to receive vacation benefits in payment;
▪	Options as the board awards them; and
▪	Reimbursement of expenses including automobile and limited living expenses.

The Employment Agreement is in effect until the close of business on December 31, 2011, subject to automatic renewal every month to extend the duration another thirty six (36) months.  Mr. Howlett is entitled to severance payments in the event of early termination for reasons other than Termination for Cause, as explained in the Employment Agreement.

The Employment Agreement is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

SECTION 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

10.1               Employment Agreement, dated January 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skinvisible, Inc.

/s/ Terry Howlett
Terry Howlett
Chief Executive Officer

Date:         January 29, 2009